EXHIBIT 10.1

AMENDMENT NO. 2 TO
CINTAS CORPORATION
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Cintas Corporation (the “Company”) hereby adopts this Amendment No. 2 (this “Amendment”) to the Cintas Corporation 2016 Equity and Incentive Compensation Plan (the “Plan”), effective as of May 5, 2022 (the “Amendment Effective Date”). This Amendment will be effective as described herein.

WHEREAS, it is the desire of the Company to amend the Plan, effective as of the Amendment Effective Date, to modify the vesting provision for nonqualified stock options so that nonqualified stock options will become fully vested in the event of death of the option holder; and

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan for this purpose pursuant to Section 19 of the Plan without obtaining the approval of the Company’s shareholders or Plan participants.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Plan as follows:
I.

Section 12 of the Plan is hereby amended and restated in its entirety to read as follows:

12. Termination of Service

(a) Time-Based Awards. Except as otherwise provided by the Committee with respect to an award, if at the time a Participant’s service with the Company and its Subsidiaries, as applicable, is terminated or ceases such Participant holds an award granted under this Plan that is not yet vested and, if applicable, exercisable (in each case, other than an award that is subject to Management Objectives), such award shall be subject to the following treatment as applicable.

(i) If a Participant who is a non-employee Director ceases services on the Board by reason of death, Disability or Retirement, then the award shall immediately vest (and, if applicable, become exercisable). In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant. A Participant who is a non-employee Director who ceases service on the Board for any reason other than death, Retirement or Disability may exercise any Option Right or Appreciation Right at any time during the period ending immediately prior to the tenth anniversary of the Date of Grant only to the extent that such Participant was entitled to exercise the Option Right or Appreciation Right at the time of such cessation of service. Notwithstanding the foregoing, in the case of an Option Right that is non-qualified, the award shall immediately vest and become exercisable in the event of the death of the Participant.

(ii) If a Participant who is not a non-employee Director ceases service with the Company and its Subsidiaries by reason of death, Disability or Retirement, then (A) in the case of an Option Right or Appreciation Right, the award shall continue to vest as if the Participant had remained continuously employed by the Company or a Subsidiary through the end of the vesting period applicable to the award and shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant, and (B) in the case of an award other than an Option Right or Appreciation Right, the award shall immediately vest. Notwithstanding the foregoing, in the case of an Option Right that is non-qualified, the award shall immediately vest and become exercisable in the event of the death of the Participant.

(iii) If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.

(b) Performance Based Awards. Except as otherwise provided by the Committee with respect to an award, if a Participant’s service with the Corporation and its Subsidiaries terminates prior to the vesting of an award granted under this Plan that is subject to Management Objectives, and such award has not previously been forfeited or become vested, such award shall be subject to the following treatment, as applicable.

(i) If a Participant ceases service with the Company and its Subsidiaries by reason of death, Disability, or Retirement, then the Participant shall vest in the portion of the award in which the Participant would have vested (based on the actual achievement of the applicable Management Objectives over the entire performance period). If the Participant had remained in the continuous employ of the Company or a Subsidiary through the end of the applicable performance period, and any portion of the award that does not so vest following the Participant’s termination of service will be forfeited. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant. Notwithstanding the foregoing, in the case of an Option Right that is non-qualified, the award shall immediately vest and become exercisable in the event of the death of the Participant.

(ii) If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.

(c) Other Terminations. Except as otherwise provided in this Section or Section 13, (i) for awards that are subject to exercise, upon termination of a Participant’s service for any reason, the then-exercisable portion of such award granted to the Participant under this Plan will terminate on the 60th day after the date of termination, and the portion of such award that is not then-exercisable will terminate on the date of termination of service, and (ii) for awards that are not subject to exercise upon termination of a Participant’s service for any reason, the portion of such award granted to the Participant under this Plan that is not then vested will terminate on the date of termination of service.

II.

Except as amended by this Amendment, the Plan shall remain in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.